UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2009

Thomas & Betts Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	1-4682	22-1326940
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8155 T&B Boulevard, Memphis, Tennessee		38125
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	901-252-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2009, the Board of Directors of Thomas & Betts Corporation (the "Company") amended the Thomas & Betts Corporation Executive Retirement Plan (the "Executive Retirement Plan") to set the PBGC rate at which the lump sum benefit payable to Dominic J. Pileggi, Chairman and Chief Executive Officer, will be calculated on or after December 31, 2011.

Mr. Pileggi has accumulated a benefit under the Executive Retirement Plan attributable to his 30 years credited service with the Company. The present value of the benefit is calculated using the PBGC discount rate applicble on the date of retirement; therefore, the amount of the benefit is subject to increase or decrease upon fluctuation of the PBGC discount rate. In order to enhance the Company's ability to retain Mr. Pileggi's services and to minimize the economic incentive to retire in the near term, the Compensation Committee recommended that the Board set the PBGC rate for purposes of calculating Mr. Pileggi's benefit. The Board approved the proposal of the Compensation Committee and amended the Executive Retirement Plan to set the PBGC rate not to exceed 2.5% for computing the benefit payable to Mr. Pileggi should he decide to retire on or after December 31, 2011; or, at any time, in the event of Mr. Pileggi's death, disability or a Change in Control.

A copy of the Amendment to Thomas & Betts Corporation Executive Retirement Plan is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment to the Thomas & Betts Corporation Executive Retirement
Plan, dated December 2, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation

December 2, 2009	By:	W. David Smith, Jr.

Name: W. David Smith, Jr.
Title: Assistant General Counsel and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to the Thomas & Betts Corporation Executive Retirement Plan, dated December 2, 2009